Exhibit 10.10

GLOBAL AMENDMENT TO NON-EMPLOYEE DIRECTOR RSU AGREEMENTS UNDER

THE AMENDED AND RESTATED

2008 DIRECTORS STOCK INCENTIVE PLAN

This Amendment (“Amendment”), with respect to restricted stock units previously granted by L-3 Communications Holdings, Inc. (“L-3”) to non-employee directors of L-3 (“Participants”) under L-3’s Amended and Restated 2008 Directors Stock Incentive Plan (the “2008 Directors Plan”), is dated as of April 30, 2013.

WHEREAS, prior to April 30, 2013, L-3 granted restricted stock units to Participants the terms of which are governed by one or more award agreements (“Award Agreements”) under the 2008 Directors Plan, and pursuant to such Award Agreements, the Participants are entitled to receive dividend equivalents from time to time in the form of additional restricted stock units (“Dividend RSUs”) that may ultimately be settled in shares of common stock of L-3, par value $0.01;

WHEREAS, on April 30, 2013, L-3’s stockholders approved certain amendments to L-3’s Amended and Restated 2008 Long Term Performance Plan (as so amended, the “LTPP”).

WHEREAS, the amendments contemplated that future equity grants to non-employee directors of L-3 would be made under the LTPP instead of under the 2008 Directors Plan; and

WHEREAS, L-3 wishes to amend the outstanding Award Agreements to provide that any Dividend RSUs to be issued thereunder from and after April 30, 2013 will be granted under the LTPP.

NOW, THEREFORE, L-3 has caused each of the Award Agreements outstanding as of April 30, 2013 to be amended as follows:

1. Dividend RSUs. Any Dividend RSUs to be issued from and after April 30, 2013 pursuant to the terms of any Award Agreement will be granted under the LTPP (rather than under the 2008 Directors Plan), and the terms and conditions of such Dividend RSUs will continue to be governed by the applicable Award Agreement in all respects, except that the plan governing such Dividend RSUs shall be the LTPP (in lieu of the 2008 Directors Plan).

2. Continuation of Award Agreements. Except as stated herein, the terms of each Award Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, L-3 has duly executed this Amendment as of the date first set forth above.

L-3 COMMUNICATIONS HOLDINGS, INC.

By:	Steven M. Post
Senior, Vice President, General Counsel and Corporate Secretary